EXHIBIT 23.3

                                AJ. ROBBINS, PC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 AND CONSULTANTS
                              3033 EAST 1ST AVENUE
                                    SUITE 201
                             DENVER, COLORADO 80206






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in Amendment No. 1 to The Orlando Predators Entertainment, Inc.'s registration statement on Form S-3 of our report dated November 16, 2001 included in The Orlando Predators Entertainment, Inc.'s Form 10-KSB for the year ended September 30, 2001 and to the reference to us under the heading "Experts" included in this registration statement.




                                            /s/  AJ. ROBBINS, P.C.
                                            ----------------------------------
                                                 AJ. ROBBINS, P.C.
                                                 CERTIFIED PUBLIC ACCOUNTANTS
                                                 AND CONSULTANTS



Denver, Colorado
February 4, 2002